Exhibit 10.2

Officer Performance-Based Restricted Stock Unit Award
granted under the
AKEBIA THERAPEUTICS, INC.
2014 Incentive Plan
Performance-Based Restricted Stock Unit Award Agreement

This agreement (the “Agreement”) evidences the grant of a performance-based restricted stock unit award by Akebia Therapeutics, Inc. (the “Company”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the Akebia Therapeutics, Inc. 2014 Incentive Plan (as amended from time to time, the “Plan”). For purposes of this Agreement, the “Grant Date” will mean [●].

1.Performance-Based Restricted Stock Unit Award. The Participant is hereby awarded, pursuant to the Plan and subject to its terms, a Performance-Based Restricted Stock Unit award (the “Award”) giving the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, [●] shares of Stock of the Company (the “Shares”).
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. For purposes of this Award, the following terms have the following meanings:
(a)“Change in Control” means the occurrence of any of the following events other than in connection with the consummation of an initial public offering of the Company’s securities: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) who is not a shareholder of the Company as of the date of this Agreement or an affiliate thereof is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) a change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors; (iii) the date of the consummation of a merger, scheme of arrangement or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger, scheme of arrangement or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing, a transaction will not constitute a Change in Control if: (i)

its sole purpose is to change the domicile of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In all respects, the definition of Change in Control will be interpreted to comply with Section 409A of the Code, and any successor statute, regulation and guidance thereto.
(b)“Incumbent Directors” means directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the remaining Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
3.Vesting. Unless earlier terminated, forfeited, relinquished or expired, and subject to Section 6 of this Agreement and the terms of any Executive Severance Agreement or other written agreement between the Participant and the Company, the Award will become vested, subject to the Participant’s continuous Employment though the applicable vesting date, based on the achievement of the performance metrics and continued Employment requirements, set forth on Exhibit A.
The treatment of the Award in connection with a Change in Control is set forth on Exhibit A.
4.Delivery of Shares. Subject to Section 5 of this Agreement, the Company will, within thirty (30) days of the vesting date described in Section 3 with respect to any portion of the Award, effect delivery of the Shares with respect to such vested portion to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
5.Dividends; Other Rights. The Award will not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the payment date with respect to such Share. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.
6.Treatment of Award Upon Cessation of Employment. If the Participant’s Employment ceases, the Award, to the extent not already vested, will be immediately forfeited, except as set forth on Exhibit A.
7.Certain Tax Matters.

(a)The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award. In no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
(b)Notwithstanding anything to the contrary in this Award, if at the time of the Participant’s termination of Employment, the Participant is a “specified employee,” as defined below, any and all amounts payable under this Award on account of such separation from service that constitute deferred compensation and would (but for this provision) be payable within six (6) months following the date of termination, will instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b) or (B) other amounts or benefits that are not subject to the requirements of Section 409A.
(c)For purposes of this Award, all references to “termination of employment” and correlative phrases will be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation Section 1.409A-1(i).
(d)The award, vesting or delivery of the Shares acquired hereunder may give rise to “wages” subject to withholding. The Participant expressly acknowledges and agrees that his or her rights hereunder, including the right to be delivered Shares upon vesting, are subject to the Participant promptly paying the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be delivered pursuant to this Award unless and until the Participant will have remitted to the Company in cash or by check an amount sufficient to satisfy any federal, state or local withholding tax requirements or tax payments, or will have made other arrangements satisfactory to the Administrator with respect to such taxes. The Administrator may, in its sole discretion, hold back Shares from an award or permit the Participant to tender previously owned shares of Stock in satisfaction of tax withholding or tax payment requirements (but not in excess of the applicable minimum statutory withholding rate).
8.Forfeiture; Recovery of Compensation.
(a)The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Participant breaches any agreement with the Company or its subsidiaries with respect to non-competition, non-solicitation, invention assignment or confidentiality, including, but not limited to, any employment agreement or offer letter with the Company or the Company’s standard Employee

Agreement (Confidentiality, Non-Solicitation, Non-Competition and Developments Agreement).
(b)By accepting the Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Award, under the Award, including to any Stock delivered under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence will be construed as limiting the general application of Section 11 of this Agreement.
9.Transfer of Award. The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
10.Effect on Employment. Neither the grant of this Award, nor the delivery of Shares under this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Participant at any time, or affect any right of such Participant to terminate his or her Employment at any time.
11.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
12.Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

    AKEBIA THERAPEUTICS, INC.

By:______________________________
                        Name: [●]
                        Title: [●]

Dated:

Acknowledged and Agreed:

By_______________________
[Participant’s Name]

CONFIDENTIAL

EXHIBIT A

PERFORMANCE VESTING SCHEDULE